As filed with the Securities and Exchange Commission on February 5, 2026
Registration No. 333-282905
Registration No. 333-282181
Registration No. 333-281880

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO:
REGISTRATION STATEMENT ON FORM S-3 (NO. 333-282905)
REGISTRATION STATEMENT ON FORM S-3 (NO. 333-282181)
REGISTRATION STATEMENT ON FORM S-3 (NO. 333-281880)
UNDER
THE SECURITIES ACT OF 1933
______________________________
INSPIRATO INCORPORATED
(Exact name of registrant as specified in its charter)
______________________________

Delaware	7389	85-2426959
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1544 Wazee Street
Denver, CO 80202
(303) 586-7771
______________________________
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________________

Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
(303) 586-7771

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________
Copies to:

Scott Craig Rachel E. Ratcliffe Payne Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, Texas 78701
(737) 910-7304
______________________________

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment is being filed to deregister all of the securities that were previously registered and not sold pursuant to the above referenced registration statements.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

0904340001-1579809772-337/0.1

|US-DOCS\167829997.1||

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

|US-DOCS\167829997.1||

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), previously filed by Inspirato Incorporated, a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):
1.Registration Statement on Form S-3 (Registration No. 333-282905), as amended, relating to the offering of up to 6,588,478 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), as declared effective by the SEC on December 4, 2024.
2.Registration Statement on Form S-3 (Registration No. 333-282181), as amended, relating to the offering of up to 3,922,203 shares of Class A common stock, as declared effective by the SEC on October 23, 2024.
3.Registration Statement on Form S-3 (Registration No. 333-281880), as amended, relating to the offering of an aggregate amount of up to $50,000,000 in certain securities of the Company, as declared effective by the SEC on September 19, 2024.
On February 3, 2026, the Company completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 16, 2025 (the “Merger Agreement”), by and among Exclusive Investments, LLC, a Delaware limited liability company (“Parent”), Boomerang Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on February 3, 2026 at 4:05 a.m. Eastern time.
As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to its existing registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) including the Registration Statements. In accordance with the undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.
1

____________________________________________________________________________________________
|US-DOCS\167829997.1||

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 5, 2026.
INSPIRATO INCORPORATED

By:	/s/ Sara Whitford

	Name:	Sara Whitford
	Title:	Authorized Signatory

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.
2

____________________________________________________________________________________________
|US-DOCS\167829997.1||